SPECIAL POWER OF ATTORNEY
I, Herbert J. Schmidt, of 2855 Campus Drive, city of San Mateo, County of
San Mateo, State of California, hereby appoint Jennifer W. Pileggi and
Gary S. Cullen, individually, as my attorney-in-fact to act in my name, place and stead to do any and all of the following regarding my holding of or transactions in securities of Con-way Inc., a Delaware corporation (the Company):
a) To prepare, based upon information provided by me, any or all of the below listed forms:
Form 3, Initial Statement of Beneficial Ownership of Securities;
Form 4, Statement of Changes in Beneficial Ownership;
Form 5, Annual Statement of Changes in Beneficial Ownership; or
Form 144, Notice of Proposed Sale of Securities.
b) To execute any or all Forms 3, 4, 5 on my behalf.
c) To file Forms 3, 4, 5 or 144 with the Securities and Exchange Commission, the New York Stock Exchange and the Company, in a timely manner and following proper filing procedures.
d) To take such other actions as necessary or desirable to effectuate the foregoing.
The rights, powers and authority of my attorney-in-fact to exercise any and all of the rights and powers herein granted shall commence and be in full force and effect beginning on the date of execution of this Special Power of Attorney and shall remain in full force and effect until the earlier to occur of the following: (1) such time as I revoke this Special Power of Attorney;
(2) such time as I am no longer a "reporting person" with respect to Company securities under Section 16 of the Securities Exchange Act of 1934; or (3) as to each of the above-named attorney-in-fact, such time as such attorney-in-fact ceases to serve as an officer of the Company.
Date:09/28/2007  /s/ Herbert J. Schmidt
State of Missouri)
			) ss.
County of Jasper)
On 09/28/2007 before me, Amy Renee Kluth, Notary Public, personally appeared Herbert J. Schmidt, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed on the within instrument and acknowledged to me that he executed the same in his authorized capacity.
WITNESS my hand and official seal.

/s/ _Amy Renee Kluth, Notary Public